                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       PROGRESSIVE SOFTWARE HOLDING, INC.

                                    ARTICLE I
                                      NAME
                                      ----

        The name of the corporation is Progressive Software Holding, Inc.
                    (hereinafter called the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

     The address of the  registered  office of the  Corporation  in the State of
Delaware is 1209 Orange Street,  City of Wilmington,  County of New Castle.  The
name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III
                                    PURPOSES

     The purpose of the  Corporation  is to engage in any lawful act or activity for which a corporation  may be organized  under the General  Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                                   ARTICLE IV
                               CAPITAL SECURITIES

     The  Corporation  shall  have  authority  to issue a total  of Six  Million
(6,000,000)  shares of capital stock, each having a par value of $.01 per share, designated as follows:  (i) Four Million Two Hundred Thousand (4,200,000) shares are  designated  as Series A Common  Stock (the "Series A Common  Stock");  (ii)
Eight Hundred Thousand  (800,000) shares are designated as Series B Common Stock
(the  "Series B Common  Stock"  and,  together  with the Series A Common  Stock, collectively,  the "Common  Stock");  and (iii) One Million  (1,000,000)  shares designated  as Preferred  Stock (the  "Preferred  Stock").  Subject to the terms hereof,  the  Corporation  is  authorized  to issue from time to time all or any portion of the  capital  stock of the  Corporation  that is  authorized  but not issued to such  person or persons and for such  lawful  consideration  as it may deem appropriate.

     Any and all such shares  issued for which the full  consideration  has been paid or delivered  shall be deemed fully paid shares of capital  stock,  and the holder of such shares shall not be liable for any further call or  assessment or any other payment thereon.

     The voting  powers,  designations,  preferences,  privileges  and relative, participating,  optional  or  other  special  rights,  and  the  qualifications, limitations or  restrictions  of each class of capital stock of the  Corporation shall be as hereafter provided in this Article IV.

     To the extent  prohibited  by Section 1123 of Title 11 of the United States
Code (the "Bankruptcy  Code"),  the Corporation will not issue non-voting equity securities; provided, however, that the foregoing (i) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy  Code, (ii)
will have such force and effect,  if any,  only for so long as such Section 1123 is in effect  and  applicable  to the  Corporation,  and (iii) may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                 A. COMMON STOCK

1.   General.

          (a) Definitions. The following terms are used herein with the meanings indicated:

               (i)  "Credit  Party"  has the  meaning  set  forth in the  Credit
          Agreement (the "Credit  Agreement"),  dated as of the Effective  Date, among the Corporation, ARK CLO 2000-1, Limited ("ARK") and the lenders party thereto.

               (ii) The "Effective Date" means the "Effective Date" set forth in the First Amended Plan of  Reorganization  for Tridex  Corporation and
          Progressive  Software,  Inc.,  filed in the United  States  Bankruptcy
          Court,  District of  Connecticut,  Bridgeport  Division in the case of
          Tridex Corporation and Progressive Software,  Inc. (Case Nos. 02-50156
          and 02-50157).

               (iii) A  "Liquidation  Event" means any voluntary or  involuntary liquidation,  dissolution,  or  winding up of the  Corporation.  In no
          event  shall  a   reorganization,   consolidation  or  merger  of  the
          Corporation with or into one or more other entities, or a sale, lease, exchange  or  other  disposition  of all or  substantially  all of the assets of the Corporation,  constitute a Liquidation  Event within the meaning of this Certificate of Incorporation.

               (iv)  "Obligations"  has the  meaning  set  forth  in the  Credit
          Agreement.

               (v) A "Triggering  Event" means that (A) the aggregate  principal amount of Term Loans (as defined in the Credit Agreement)  outstanding under the Credit  Agreement,  is equal to or greater than  $4,000,000,
          (B) a  Triggering  Event of Default  (as  defined  herein)  shall have occurred and be continuing, and (C) ARK shall have delivered a written notice to the  Corporation  stating that the events  stated in clauses
          (A) and (B) above have occurred; provided, however, that no Triggering
          Event  may  occur  from and  after  the date on  which  the  aggregate
          outstanding   principal   amount  of  the  Term  Loans  is  less  than
          $4,000,000.  The date on which the  Corporation  receives  the written notice  referred  to in clause (C) above is  referred to herein as the
          "Triggering Date".

               (vi) A "Triggering  Event of Default"  means that any one or more of the following events shall have occurred and be continuing:

                    (a)  an  Event  of  Default   shall  have  occurred  and  be
               continuing  under Sections  8.1(a),  8.1(e)(i),  8.1(f),  8.1(g),
               8.1(h) or 8.1(i) of the Credit Agreement;

                    (b)  failure of any Credit  Party to perform or comply  with any term or condition  contained in Sections  2.2, 6.3, 6.4, 6.5,
               6.6 or 6.10 of the Credit Agreement;

                    (c)  failure  of  any  Credit  Party  to  prepay  fully  and completely  all  Obligations  immediately  upon a failure  of any
               Credit  Party to  perform  or comply  with any term or  condition contained in Section 6.7 of the Credit Agreement;

                    (d) (i) (A) failure of any Credit Party to perform or comply with any term or condition  contained in Sections  5.2, 6.9, 6.11 or 6.12 of the Credit  Agreement or (B) an Event of Default shall have occurred and be continuing  under Sections  8.1(d) or 8.1(k)
               of the  Credit  Agreement,  (ii)  such  default  or  event  has a
               Material Adverse Effect (as defined in the Credit  Agreement) and
               (iii)  such  default  or event  shall not have been  remedied  or waived within 30 days after the earlier of (A) an officer of such
               Credit  Party  becoming  aware of such  default or (B) receipt by
               Borrowers  (as  defined in the Credit  Agreement)  of notice from
               Agent (as  defined  in the  Credit  Agreement)  or any Lender (as defined in the Credit Agreement) of such default or event;

                    (e) (i) (A) an Event of Default  shall have  occurred and be continuing under Section 8.1(c) of the Credit Agreement or (B) an
               Event of Default  shall have  occurred  and be  continuing  under
               Section  8.1(e)(ii),  which, in each case, shall have resulted in another party declaring any Indebtedness due and payable prior to its stated  maturity  and (ii) such  Event of Default  shall have resulted in the Agent (as defined in the Credit Agreement) or any
               Lender (as defined in the Credit  Agreement)  actually  declaring the Obligations due and payable prior to its stated maturity;

                    (f) any Credit  Party  shall have  entered  into any binding agreement that upon consummation  thereof is reasonably likely to result  in a  "Change  of  Control"  (as  defined  in the  Credit
               Agreement) and such agreement does not provide that, on or before consummation  of the  transactions  constituting  such "Change of
               Control", the Obligations shall be fully and completely prepaid;

                    (g)  failure of any Credit  Party to perform or comply  with any term or  condition  contained  in  Section  6.1 of the Credit
               Agreement;  provided, however, that such a default shall not be a
               "Triggering  Event  of  Default"  if (i)  such  Indebtedness  (as defined in the Credit  Agreement) is used  immediately  to prepay fully and  completely all  Obligations or (ii) such  Indebtedness
               (as defined in the Credit Agreement) is expressly subordinated to the Obligations;

                    (h)  failure of any Credit  Party to perform or comply  with any term or  condition  contained  in  Section  6.2 of the Credit
               Agreement;  provided, however, that such a default shall not be a
               "Triggering  Event of  Default"  if such Lien (as  defined in the
               Credit  Agreement)  is expressly  junior to any and all Liens (as defined in the Credit Agreement) in favor of Agent (as defined in the Credit  Agreement)  for the benefit of Lenders (as defined in the Credit  Agreement)  granted  pursuant to any Credit Document;
               and

                    (i)  failure of any Credit  Party to perform or comply  with any term or  condition  contained  in  Section  6.8 of the Credit
               Agreement;  provided, however, that such a default shall not be a
               "Triggering  Event of Default" if the proceeds from any such sale
               is  used   immediately   to  prepay  fully  and   completely  all
               Obligations.

          (b) Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully  available therefor as and when determined by the Board of  Directors,  and shall be  payable  as  provided  in  Section A3 of this
     Article IV.

          (c) Liquidation.  Upon the occurrence of a Liquidation Event,  holders of Common  Stock will be entitled to receive all assets of the  Corporation available  for  distribution  to its  stockholders  (which  shall be shared between  the  holders of the Series A Common  Stock and the Series B Common
     Stock as provided in Section A3 of this Article IV),  subject to the rights and  preferences of any then  outstanding  shares of any other class of the
     Corporation's  capital stock that may  hereafter be  authorized  and issued having preferred  rights upon the occurrence of a Liquidation  Event senior to the rights of holders of Common Stock.

          (d)  Valuation of Assets upon  Liquidation.  The value of any property delivered  to the holders of Common Stock  pursuant to Section  A1(c) above shall be valued upon a Liquidation Event as follows:

               (i) with  respect  to cash,  such  value  shall be the  aggregate amount of cash received by the holders of the Common Stock,  including amounts paid or payable for accrued interest or accrued dividends;

               (ii) with respect to  securities  which are  publicly  traded and which  are not  subject  to  restrictions  on sale as a result  of the circumstances under which the Corporation acquired them or as a result of the  relationship  of the issuer thereof to the  Corporation or any affiliate  thereof,  such  value  shall be the last sale  price on the principal national securities exchange on which they are traded on the business day immediately prior to the date of determination,  or if no sales occurred on such day, the highest final "bid" price on such day;
          and

               (iii) with respect to all other securities,  property and assets, the value determined by mutual agreement of the Corporation's board of directors and the holders of a majority of the  outstanding  shares of
          Common Stock, or from and after the Triggering  Date, the holders of a majority of the outstanding shares of Series B Common Stock.

          (e) Voting.  The holders of the Series A Common  Stock and the holders of the Series B Common  Stock shall vote  together as a single class on all matters with respect to which  holders of Common Stock shall have the right to vote.

2.  Classes of Common  Stock.  The rights and  privileges  of the holders of the
Series A Common  Stock,  including,  without  limitation,  voting,  dividend and liquidation rights, are subject to and qualified by the rights and privileges of the  holders  of  Series B Common  Stock as  specified  herein.  Subject  to the provisions of Section A3 below, unless and until a Triggering Event shall occur,
(a) each  share of Series A Common  Stock  and  Series B Common  Stock  shall be identical to, and shall entitle the holder to the same rights and privileges as, all other shares of Series A Common Stock and Series B Common Stock with respect to voting,  dividends,  distributions,  rights in  liquidation  and in all other respects; provided, that any Common Stock dividend shall be payable in shares of the series  with  respect to which it is paid,  and (b) each holder of shares of
Series A Common Stock and Series B Common Stock is entitled to one vote for each share thereof held by such holder at all meetings of  stockholders  (and written actions in lieu of meetings). There shall be no cumulative voting.

3.   Special Rights of the Series B Common Stock.

          (a) Dividends and Distributions. Effective on and after the Triggering
     Date automatically,  and without any action on the part of the Corporation, the holders of the Series B Common  Stock or any other person or entity and regardless  of the number of shares of Series B Common Stock which are then outstanding:  (i) the holders of all of the outstanding  shares of Series A
     Common Stock shall be entitled to receive,  in proportion to their holdings of Series A Common  Stock,  an  aggregate  amount equal to 67% of the total amount of dividends  and  distributions  which the holders of all series of
     Common Stock, together as a single class, shall be entitled to receive, and
     (ii) the holders of all of the outstanding  shares of Series B Common Stock shall be entitled to receive,  in proportion to their  holdings of Series B
     Common  Stock,  an  aggregate  amount  equal to 33% of the total  amount of dividends  and  distributions  which the  holders  of all  series of Common
     Stock, together as a single class, are entitled to receive.

          (b) Liquidation.  Effective on and after the Triggering Date, if there shall be a Liquidation Event, automatically,  and without any action on the part of the  Corporation,  the holders of the Series B Common  Stock or any other person or entity and  regardless  of the number of shares of Series B
     Common  Stock  which are then  outstanding:  (i) the  holders of all of the outstanding  shares of Series A Common  Stock shall be entitled to receive, in  proportion  to their  holdings of Series A Common  Stock,  an aggregate amount equal to 67% of the value of the assets of the Corporation available for  distribution  to the holders of the Common  Stock in  accordance  with
     Section  A(1)(c)  hereof,  and (ii) the  holders of all of the  outstanding shares of Series B Common Stock shall be entitled to receive, in proportion to their  holdings of Series B Common Stock,  an aggregate  amount equal to
     33%  of  the  value  of  the  assets  of  the  Corporation   available  for
     distribution  to the holders of the Common Stock in accordance with Section
     A(1)(c) hereof.

          (c) Voting.

               (i) Effective on and after the  Triggering  Date,  automatically, and without any action on the part of the Corporation,  the holders of the Series B Common Stock or any other person or entity and regardless of the  number  of  shares  of  Series B Common  Stock  which are then outstanding: (A) each share of Series B Common Stock shall be entitled to a number of votes per share of Series B Common  Stock such that the holders  of all of the  outstanding  shares of  Series B Common  Stock shall be  entitled to cast a number of votes equal to 51% of the total votes entitled to be cast by the holders of all Common Stock,  and (B)
          the holders of all of the outstanding  shares of Series A Common Stock shall be  entitled to cast a number of votes equal to 49% of the total votes entitled to be cast by the holders of all Common Stock,  in each case,  with the  holders of the Class A Common  Stock and the Series B
          Common  Stock  voting  together as a single  class.  There shall be no cumulative voting.

               (ii)  Notwithstanding  the foregoing,  the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the outstanding  shares of Series B Common  Stock  (voting  together  as a separate  class),  take,  or  permit to  occur,  any of the  following actions:

                    (A) Amend,  modify or waive any  provision  of Article IV or
               Article V of this Certificate of Incorporation so as to alter the rights,  preferences,  privileges,  restrictions  or terms of the
               Series B Common Stock; or

                    (B)  Increase  the number of  authorized  shares of Series B
               Common Stock or issue additional shares of Series B Common Stock.

(d) Elimination of Series B Common Stock. In the event that no Triggering  Event shall have occurred on or prior to such date, on the date on which the aggregate outstanding principal amount of the Term Loans is less than $4,000,000: (i) each share of Series B Common Stock shall automatically and without any action on the part of the  Corporation  or any other  party,  convert to one share of Series A
Common Stock; (ii) the designation  "Series B Common Stock" shall be eliminated;
and thereafter (iii) shares of stock designated as "Series A Common Stock" shall be designated simply as "Common Stock",  and each share of Common Stock shall be identical  to, and be entitled to the same rights and  privileges  as, all other shares of Common  Stock with  respect  to  dividends,  distributions,  rights in liquidation, voting and in all other respects.

                               B. PREFERRED STOCK

     The board of directors of the  Corporation  is authorized by vote or votes, from time to time adopted, to provide for the issuance of one or more classes of
Preferred Stock,  which shall be separately  identified.  The board of directors shall have the authority to divide any  authorized  class of Preferred  Stock of the Corporation  into one or more series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights  of the  shares  of any  series so  established  and the  qualifications, limitations  and  restrictions  thereof.  Each such series  shall be  separately designated so as to distinguish  the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the  following  relative  rights  and  preferences,  as to  which  there  may be variations between different series:

     (a)  The   distinctive   serial   designation  and  the  number  of  shares
constituting such series;

     (b) The dividend  rates or the amount of dividends to be paid on the shares of such series,  whether  dividends  shall be cumulative  and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of shares of such series;

      (d) Whether the shares of such series shall be  redeemable  and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount or  amounts  payable  upon the shares of such  series in the event of voluntary or involuntary liquidation,  dissolution or winding up of the
Corporation;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or  retirement  fund to be applied to the purchase or redemption of such shares  and if so  entitled,  the  amount  of such  fund and the  manner  of its application,  including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (g)  Whether  the  shares of such  series  shall be  convertible  into,  or exchangeable for, shares of any other class or classes or of any other series of the same or any other  class or classes of stock of the  Corporation,  and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange,  and the adjustments  thereof,  if any, at which such conversion or exchange may be made, and any other terms and  conditions of such  conversion or exchange;

     (h) The price or other  consideration  for which the shares of such  series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of stock.

     Any such vote shall become  effective when the  Corporation  files with the
Secretary of State of the State of Delaware a certificate of designations of one or more series of  Preferred  Stock,  setting  forth a copy of such vote and the number of shares of stock of such class or series as to which the  resolution or resolutions apply, executed and acknowledged as required by the GCL.

     Each share of each series of Preferred  Stock shall have the same  relative rights as and be identical in all respects with all the other shares of the same series.

                                   ARTICLIE V
                               PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                                   ARTICLE VI
                    LIMITATION ON LIABILITY; INDEMNIFICATION

     To the fullest extent  permitted by the GCL, no director of the Corporation shall be personally  liable to the Corporation or its  stockholders for monetary damages for breach of fiduciary duty as a director,  except for  liability:  (i)
for any  breach of the  director's  duty of loyalty  to the  Corporation  or its stockholders;  (ii)  for acts or  omission  not in good  faith or which  involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal  benefit.  If the  GCL is  amended  after  the  effective  date of this
Certificate of Incorporation to authorize  corporate action further  eliminating or limiting  the  personal  liability  of  directors,  then the  liability  of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     The Corporation shall, to the fullest extent permitted by the provisions of
Section  145 of the  GCL,  indemnify  each  person  who it shall  have  power to indemnify  under said  section  from and  against  any and all of the  expenses, liabilities  or other  matters  referred to in or covered by said  section.  The indemnification  provided for herein shall not be deemed  exclusive of any other rights to which each such  indemnified  person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such  indemnified  person's  official  capacity and as to action in another capacity while serving as a director,  officer, employee or agent of the
Corporation,  and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

     Any (i) repeal or amendment of this Article VI by the  stockholders  of the
Corporation or (ii) amendment to the GCL shall not adversely affect any right or protection  existing at the time of such repeal or amendment with respect to any acts or omissions  occurring before such repeal or amendment of a person serving as a  director,  officer,  employee  or agent of the  Corporation  or  otherwise enjoying  the  benefits  of  this  Article  VI at the  time of  such  repeal  or amendment.

                                   ARTICLE VII
                                    AMENDMENT

     Subject to the provisions of Section  IVA3(c)(ii)  hereof,  the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation,  in the manner now or hereafter  prescribe by statute,  and all rights conferred upon stockholders  herein are granted subject to this reservation.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     The following  provisions  are inserted for the  management of the business and the conduct of the affairs of the Corporation,  and for further  definition, limitation and regulation of the powers of the  Corporation and of its directors and  stockholders,  and are in  furtherance  and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     B. The  Board of  Directors  shall  have the power to make,  alter,  amend, change, add to or repeal the By-Laws of the Corporation, subject to the right of the stockholders to make, alter,  amend,  change,  add to or repeal the By-Laws, provided that any such action by the stockholders  shall require the affirmative vote of the  holders of at least a majority  of the then  outstanding  shares of capital stock entitled to vote generally in the election of directors.

     C. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors  need not be by written  ballot unless the By-Laws so provide.  The term of office of each  director  shall  expire at the next  annual  meeting  of stockholders  after  his  or her  election.  In  accordance  with  the  By-Laws, directors  appointed to fill vacancies  created by the resignation or removal of any  director  shall serve for the  remainder  of the term of the  director  who resigned  or was  removed.  A  director  may be  removed  only for  cause by the affirmative  vote of the holders of at least a majority of the then  outstanding shares of capital stock entitled to vote generally in the election of directors.

     D. In  addition  to the powers  and  authority  hereinbefore  or by statute expressly  conferred upon them,  the directors are hereby  empowered to exercise all such powers and do all such acts and things as may be  exercised  or done by the  Corporation,  subject,  nevertheless,  to the  provisions  of the GCL, this
Certificate  of  Incorporation  and any  By-Laws  adopted  by the  stockholders;
provided,  however,  that no By-Laws hereafter adopted by the stockholders shall invalidate  any prior act of the  directors  which would have been valid if such
By-Laws had not been adopted.

     E.  Meetings  of  stockholders  may be held  within or without the State of
Delaware,  as the By-Laws may provide.  Special meetings of stockholders must be called  by the  Secretary  upon the  request  in  writing  of a  stockholder  or stockholders  holding of record at least twenty-five percent (25%) of the issued and outstanding Common Stock entitled to vote at such meeting.

     F. The books of the  Corporation  may be kept  (subject  to any  provisions contained  in the GCL)  outside  the State of  Delaware at such places as may be designated  from time to time by the Board of Directors or in the By-Laws of the
Corporation.

     The  undersigned   incorporator  hereby  acknowledges  that  the  foregoing
Certificate of  Incorporation is her free act and deed and that the facts stated
therein are true.

                                             /s/  Margaret D. Farrell, Esq.
                                             ------------------------------
                                                  Margaret D. Farrell, Esq.
                                                  Incorporator

STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

     On the 2nd day of  August  2002,  before me  personally  came  Margaret  D.
Farrell,  Esq.,  known  to me to be the  individual  described  here  in and who acknowledged  the  foregoing  instrument  and  swore and  acknowledged  that she executed the same as her free act and deed.

                                          /s/ Doris J. Alberg
                                          ------------------------------
                                          Notary Public
                                          My Commission Expires:3/23/02